Exhibit (a)(1)(D)

Form of Notice of Withdrawal

MF Global Holdings Ltd.

Offer to Exchange

Shares of our Common Stock

for any and all of our outstanding

9.75% Non-Cumulative Preferred Stock, Series B and

9.00% Convertible Senior Notes Due 2038

(CUSIP Nos. 55277J306 and 55276YAB2)

Pursuant to the Offer to Exchange and Notes Consent Solicitation dated June 1, 2010

THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 29, 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). HOLDERS MUST VALIDLY TENDER THEIR EXCHANGE SECURITIES PRIOR TO THE EXPIRATION DATE TO BE ELIGIBLE TO RECEIVE THE OFFER CONSIDERATION. TENDERS OF EXCHANGE SECURITIES MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

The undersigned acknowledges receipt of the Offer to Exchange and Notes Consent Solicitation dated June 1, 2010 (the “Offer to Exchange”) of MF Global Holdings Ltd. (the “Company”), a Delaware corporation, relating to the Company’s offer to exchange shares of its common stock, par value $1.00 per share (the “Common Stock”), for any and all of its outstanding shares of 9.75% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) and any and all of its outstanding 9.00% Convertible Senior Notes Due 2038 (the “Notes”, and together with the Series B Preferred Stock, the “Exchange Securities”) that are validly tendered and not validly withdrawn, on the terms and subject to the conditions set forth in the Offer to Exchange and the appropriate letter of transmittal. All withdrawals of Exchange Securities previously tendered in the Exchange Offer (as defined in the Offer to Exchange) must comply with the procedures described in the Offer to Exchange under “The Exchange Offer—Withdrawal Rights”.

The undersigned has identified in the table below the Exchange Securities that are being withdrawn from the Exchange Offer:

Description of Exchange Securities Withdrawn

Series	Liquidation Preference of Series B Preferred Stock to be Withdrawn	Date(s) such Series B Preferred Stock were tendered
9.75% Non- Cumulative Preferred Stock, Series B

Series	Aggregate Principal Amount of Notes to be Withdrawn	Date(s) such Notes were tendered
9.00% Convertible Senior Notes Due 2038

TOTAL LIQUIDATION PREFERENCE OF SERIES B PREFERRED STOCK TO BE WITHDRAWN:

AGGREGATE PRINCIPAL AMOUNT OF NOTES WITHDRAWN:

*	If any Exchange Securities were tendered through The Depository Trust Company (DTC), please provide the DTC Participant Number. This form should only be used for withdrawals of Exchange Securities delivered through DTC if the undersigned needs to withdraw Exchange Securities on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Exchange Securities.

You may transmit this Notice of Withdrawal to the Exchange Agent, U.S. Bank National Association., at the address listed on the back of the Offer to Exchange.

This notice of withdrawal must be signed below by the registered holder(s) of the Exchange Securities tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such securities. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated: , 2010

DTC Participant Number (applicable for Exchange Securities tendered through DTC only)

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion. None of the Company, the exchange agent, the information agent (each as defined in the Offer to Exchange) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.